Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Registration Statement on Form 10 of our report dated June 4, 2009 on the financial statements of Premier Holding Corp., as of December 31, 2008, 2007 and 2006 and the related statements of operations, stockholders' equity (deficit)  and cash flows for the period from January 1, 2006 (inception of development stage) through December 31, 2009.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Gruber & Co., LLC

By Randall Gruber

January 28, 2009